Exhibit 99.1

Net 1 Reports Second Quarter 2020 Results

JOHANNESBURG, February 6, 2020 - Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS; JSE: NT1) today released results for the second fiscal quarter ended December 31, 2019.

Q2 2020 Highlights:

  Revenue of $74.1 million, GAAP EPS of $(0.00) and Fundamental EPS of $(0.10);
  Operating loss of $(6.9) million and adjusted negative EBITDA of $(0.7) million;
  Signed agreement to sell KSNET for $237 million and disposed of FIHRST for $11.7 million;
  Board replenished share repurchase authorization to $100 million from $53 million.

"The sale of KSNET marks an important milestone in the reinvention of Net1 as a fintech company focused on the underbanked, as it allows us to inject the appropriate liquidity in our businesses in order to scale our operations in South Africa, Africa and Europe, while also being able to return significant capital to our shareholders," said Herman Kotzé, Net1's CEO. "We expect to commence our reinvestment into South Africa during Q4 2020 and should be able to demonstrate tangible improvements as soon as the first half of fiscal 2021," he concluded.

"Given the timing of our various corporate actions and availability of liquidity as well as certain pending European regulatory approvals, there are a number of moving parts in our business this year. Using the same assumption of a constant currency base of ZAR 14.27/$1, we believe fiscal 2020 adjusted EBITDA is likely to be a loss of approximately $3 million, a decrease from our previously announced guidance of $16 million. This decrease is primarily due to an $11 million reduction related to foregone contributions as a result of the sale of KSNET and FIHRST, as well as an $8 million negative impact related to the delayed liquidity injection in South Africa due to the timing of our asset realizations, and IPG's inability to launch its new products due to the dependencies on Visa's certification," said Alex Smith, Net1's CFO. "Our focus following the injection of liquidity during Q4 2020 will be to drive new account growth and financial services in South Africa, and commence with the scaling up of our new initiatives in Europe, in turn, returning the group to a positive adjusted EBITDA position in fiscal 2021," he concluded.

Sale of KSNET

On January 27, 2020, we agreed to sell 100% of KSNET, Inc. ("KSNET"), a leading Republic of Korea ("South Korea") payment processor, to PayletterHoldings LLC for approximately $237 million. The transaction, which is not subject to a financing condition, is expected to close in March 2020.

Replenishment of repurchase authorization back to $100 million

On February 5, 2020, our Board of Directors replenished the authorization to repurchase up to $100 million of our common shares. The authorization does not have an expiration date. The share repurchase authorization will be used at management's discretion, subject to legal requirements and price and other internal limitations established by our board of directors. Repurchases will be funded from our available cash reserves. Share repurchases may be made through open market purchases, privately negotiated transactions, or both. There can be no assurance that we will purchase any shares or any particular number of shares. The authorization may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, liquidity and other factors that management deems appropriate.

Succession plan for Chairman

On February 5, 2020, our Chairman, Mr. Christopher S. Seabrooke, advised us that he will resign from his position as a member of our board of directors and all committees of the board, effective June 30, 2020. The board appointed Mr. Paul Edwards, one of our independent directors, to succeed Mr. Seabrooke as our Chairman effective June 30, 2020.

Summary Financial Metrics

	Q2 2020	Q2 2019	Q1 2020	Q2 '20 vs Q2 '19	Q2 '20 vs Q1 '20	Q2 '20 vs Q2 '19	Q2 '20 vs Q1 '20
(All figures in USD '000s except per share data)	USD '000's (except per share data)			% change in USD		% change in ZAR
Revenue	74,080	77,442	80,756	(4%)	(8%)	(2%)	(9%)

GAAP operating loss	(6,854)	(48,901)	(2,734)	(86%)	151%	(86%)	148%

Adjusted (negative) EBITDA(1)	(703)	(33,219)	2,837	(98%)	nm	(98%)	nm

GAAP (loss) earnings per share ($)	(0.00)	(1.13)	(0.08)	(100%)	(95%)	(100%)	(96%)
Continuing	(0.00)	(1.16)	(0.08)	(100%)	(95%)	(100%)	(96%)
Discontinued	-	0.03	-	nm	nm	nm	nm

Fundamental loss per share ($)(1)	(0.10)	(0.90)	(0.02)	(89%)	400%	(89%)	395%

Fully-diluted shares outstanding ('000's)	56,568	56,855	56,568	(1%)	-	nm	nm

Average period USD/ ZAR exchange rate	14.60	14.32	14.75	2%	(1%)	nm	nm

	F2020	F2019	F2020 vs F2019	F2020 vs F2019
(All figures in USD '000s except per share data)	USD '000's (except per share data)		% change in USD	% change in ZAR
Revenue	154,836	184,539	(16%)	(16%)

GAAP operating loss	(9,588)	(53,187)	(82%)	(82%)

Adjusted (negative) EBITDA(1)	2,134	(28,098)	nm	nm

GAAP (loss) earnings per share ($)	(0.08)	(1.22)	(93%)	(93%)
Continuing	(0.08)	(1.28)	(94%)	(94%)
Discontinued	-	0.06	nm	nm

Fundamental loss per share ($)(1)	(0.12)	(0.88)	(86%)	(86%)

Fully-diluted shares outstanding ('000's)	56,568	56,814	(0%)	nm

Average period USD/ ZAR exchange rate	14.40	14.34	0%	nm

(1) Adjusted (negative) EBITDA, fundamental loss and fundamental loss per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-negative EBITDA and Adjusted negative EBITDA, and -Fundamental net (loss) income and fundamental (loss) earnings per share." See Attachment B for a reconciliation of GAAP operating (loss) income to negative EBITDA and Adjusted negative EBITDA, and GAAP net (loss) income to fundamental net (loss) income and (loss) earnings per share.

Factors impacting comparability of our Q2 2020 and Q2 2019 results

• Decline in revenue: Our revenues declined 2% in ZAR primarily due to the significant decline in EPE account numbers driven by SASSA's auto-migration of accounts to SAPO, and a reduction in EPE-related financial and value-added services and transaction fees due to a smaller customer base, but partially offset by higher ad hoc terminal and prepaid airtime sales;

• Ongoing operating losses: We continue to experience operating losses primarily in South Africa as a result of lower revenues, coupled with a high-fixed cost infrastructure;

• Gain on disposal of FIHRST: We recorded a gain of $9.7 million related to the disposal of FIHRST in December 2019;

• Higher net interest expense: Net interest expense increased due to lower average cash balances and higher short-term borrowing to fund ATMs and utilization of our overdrafts, but was partially offset by the repayment of our long-term debt in the second half of fiscal 2019; and

• Adverse foreign exchange movements: The U.S. dollar appreciated 2% against the ZAR and 4% against the KRW during Q2 2020, which adversely impacted our reported results.

Results of Operations by Segment and Liquidity

South African transaction processing

Segment revenue was $20.4 million in Q2 2020, down 6% on a constant currency basis compared with Q2 2019 but up from $19.4 million in Q1 2020. The decrease in segment revenue was primarily due to fewer transactions performed at our ATM base and lower fees as a result of fewer EPE and SASSA accounts. Our South African transaction processing operating segment revenue and operating loss have been adversely impacted by the loss of EPE customers as a result of SASSA's auto-migration of accounts to SAPO. The reduced operating loss in the segment is due to the cost cutting that has occurred over the last 12 months. Our operating loss margin for Q2 2020 and 2019 was (14.6%) and (53.8%), respectively.

International transaction processing

Segment revenue was $34.4 million in Q2 2020, down 8% on a constant currency basis compared with Q2 2019 and up from $34.0 million in Q1 2020. Segment revenue was lower during Q2 2020, primarily due to an ongoing contraction in IPG transactions processed, specifically meaningfully lower crypto-exchange and China processing activity, modestly lower KSNET revenue as a result of lower transaction values processed and the impact of the weaker KRW/ USD exchange rate on reported KSNET revenue. Operating income in Q2 2020 has improved compared with Q2 2019 due to improved profitability of KSNET and the impairment loss recorded in Q2 2019. Operating income (loss) margin for the second quarter of fiscal 2020 and 2019 was 8.2% and (10.6%), respectively. Excluding the goodwill impairment, segment operating income and margin for Q2 2019 were $3.0 million and 7.8%, respectively.

Financial inclusion and applied technologies

Segment revenue was $22.0 million in Q2 2020, up 18% on a constant currency basis compared with Q2 2019 but down from $30.1 million in Q1 2020. Segment revenue increased primarily due to higher ad hoc terminal and prepaid airtime sales, partially offset by lower lending revenue as a result of a moderate contraction in our lending book and lower insurance revenue as a result of fewer customers, and a decrease in inter-segment revenues. Excluding the impact of the allowance for doubtful finance loans recorded in Q2 2019, the operating loss from continuing operations for Q2 2020 was better than Q2 2019 due to the contribution from the ad hoc terminal and airtime sales. Operating income during Q2 2019 was significantly impacted by an allowance for doubtful finance loans receivable of $23.4 million (ZAR 335.1 million). Operating income margin from continuing operations for the Financial inclusion and applied technologies segment was (4.0%) and (141.6%) during Q2 2020 and 2019, respectively.

Corporate/eliminations

Our corporate expenses decreased primarily due to lower acquired intangible asset amortization expense related to intangible assets that were fully amortized during fiscal 2019, partially offset by higher transaction-related expenditures.

Cash flow and liquidity

At December 31, 2019, our cash and cash equivalents were $50.7 million and comprised of KRW-denominated balances of KRW 36.2 billion ($31.3 million), ZAR-denominated balances of ZAR 197.0 million ($14.0 million), U.S. dollar-denominated balances of $1.8 million, and other currency deposits, primarily Botswana pula, of $3.6 million, all amounts translated at exchange rates applicable as of December 31, 2019. The increase in our unrestricted cash balances from June 30, 2019, was primarily due to utilization of our short-term borrowings and repayment of a loan outstanding by DNI, which was partially offset by weaker trading activities, capital expenditures, and an additional investment in V2.

Excluding the impact of interest received, interest paid under our South Africa debt and taxes, the increase in cash provided is primarily due to the repayment of finance loans receivable at the end of December 2019. These finance loans receivable are typically settled at the beginning of the new month (in this case January 2020) but were settled in December 2019, due to the opening of the January 2020 grant distribution file in December 2019. Capital expenditures for Q2 2020 and 2019 were $0.8 million and $2.5 million, respectively, and Q2 2020 capital expenditures relate primarily to the acquisition of processing equipment in South Korea to maintain operations.

Operating metrics and supplemental presentation for Q2 2020 Results

A supplemental presentation and operating metrics for Q2 2020 will be posted to the Investor Relations page of our website - ir.net1.com prior to our earnings call on Friday, February 7, 2020.

Conference Call

We will host a conference call to review these results on February 7, 2020, at 8:00 a.m. Eastern Time. To participate in the call, dial 1-508-924-4326 (US and Canada), 0333-300-1418 (U.K. only) or 010-201-6800 (South Africa only) ten minutes prior to the start of the call. Callers should request "Net1 call" upon dial-in. The call will also be webcast on the Net1 homepage, www.net1.com. Please click on the webcast link at least ten minutes prior to the call. A webcast of the call will be available for replay on the Net1 website through March 1, 2020.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the directly comparable GAAP measures. The presentation of EBITDA, adjusted EBITDA, fundamental net (loss) income and fundamental (loss) earnings per share and headline (loss) earnings per share are non-GAAP measures.

EBITDA and adjusted EBITDA

Earnings before interest, tax, depreciation and amortization ("EBITDA") is GAAP operating (loss) income adjusted for depreciation and amortization and, if applicable, impairment losses. Adjusted EBITDA is EBITDA adjusted for costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net (loss) income and fundamental (loss) earnings per share

Fundamental net (loss) income and (loss) earnings per share is GAAP net (loss) income and (loss) earnings per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), the amortization of intangible assets (net of deferred taxes) related to equity-accounted investments, stock-based compensation charges, the amortization of debt facility fees and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net (loss) income and (loss) earnings per share for fiscal 2020 also includes an adjustment for the gain related to the disposal of FIHRST and fiscal 2019 also includes the non-controlling interest portion of the amortization of intangible assets (net of deferred taxes).

We provide earnings guidance only on a non-GAAP basis and do not provide a reconciliation of forward-looking adjusted EBITDA guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, the amounts of which, based on past experience, could be material.

Management believes that the EBITDA, adjusted EBITDA, fundamental net (loss) income and (loss) earnings per share metric enhances its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP operating income and EBITDA and adjusted EBITDA; and GAAP net (loss) income and (loss) earnings per share and fundamental net (loss) income and (loss) earnings per share.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the gain on disposal of FIHRST, impairment loss and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and HE(L)PS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Net1

Net1 is a leading provider of transaction processing services, financial inclusion products and services and secure payment technology. Net1 operates market-leading payment processors in South Africa and the Republic of Korea. Net1 offers debit, credit and prepaid processing and issuing services for all major payment networks. In South Africa, Net1 provides innovative low-cost financial inclusion products, including banking, lending and insurance and through DNI is a leading distributor of mobile subscriber starter packs for Cell C, a South African mobile network operator. Net1 leverages its strategic equity investments in Finbond and Bank Frick (both regulated banks), and Cell C to introduce products to new customers and geographies.

Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release regarding strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. Factors that might cause such differences include, but are not limited to: the Company failing to close the KSNET sale transaction, failing to achieve the Company's expected levels of liquidity, receiving favorable pending European regulatory approvals, achieving the levels of EBITDA expected, as well as other factors, many of which are beyond the Company's control; and other important factors included in the Company's reports filed with the Securities and Exchange Commission, particularly in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2019, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Dhruv Chopra

Group Vice President, Investor Relations

Phone: +1 917-767-6722

Email: dchopra@net1.com

Media Relations Contact:

Bridget von Holdt

Business Director - BCW

Phone: +27-82-610-0650

Email: Bridget.vonholdt@bcw-global.com

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations
	Three months ended		Six months ended
	December 31,		December 31,
	2019	2018	2019	2018
	(In thousands, except per share data)		(In thousands, except per share data)

REVENUE	$74,080	$77,442	$154,836	$184,539

EXPENSE

Cost of goods sold, IT processing, servicing and support	43,160	41,231	89,954	103,335
Selling, general and administration	33,393	69,730	65,324	111,152
Depreciation and amortization	4,381	7,191	9,146	15,048
Impairment loss	-	8,191	-	8,191

OPERATING LOSS	(6,854)	(48,901)	(9,588)	(53,187)

CHANGE IN FAIR VALUE OF EQUITY SECURITIES	-	(15,836)	-	(15,836)

GAIN ON DISPOSAL OF FIHRST	9,743	-	9,743	-

INTEREST INCOME	1,343	2,177	1,994	3,778

INTEREST EXPENSE	3,221	2,563	4,576	5,121

IMPAIRMENT OF CEDAR CELLULAR NOTE	-	2,732	-	2,732

INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	1,011	(67,855)	(2,427)	(73,098)

INCOME TAX EXPENSE (BENEFIT)	1,722	(4,398)	3,739	577

NET LOSS BEFORE EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	(711)	(63,457)	(6,166)	(73,675)

EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	506	(1,291)	1,569	184

NET LOSS FROM CONTINUING OPERATIONS	(205)	(64,748)	(4,597)	(73,491)

NET INCOME FROM DISCONTINUED OPERATIONS	-	3,779	-	7,418

NET (LOSS) INCOME	(205)	(60,969)	(4,597)	(66,073)

LESS (ADD) NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	2,972	-	3,067
Continuing	-	721	-	(877)
Discontinued	-	2,251	-	3,944

NET (LOSS) INCOME ATTRIBUTABLE TO NET1	(205)	(63,941)	(4,597)	(69,140)
Continuing	(205)	(65,469)	(4,597)	(72,614)
Discontinued	$-	$1,528	$-	$3,474

Net (loss) earnings per share, in United States dollars:
Basic (loss) earnings attributable to Net1 shareholders	$(0.00)	$(1.13)	$(0.08)	$(1.22)
Continuing	$(0.00)	$(1.16)	$(0.08)	$(1.28)
Discontinued	$-	$0.03	$-	$0.06
Diluted (loss) earnings attributable to Net1 shareholders	$(0.00)	$(1.12)	$(0.08)	$(1.22)
Continuing	$(0.00)	$(1.15)	$(0.08)	$(1.28)
Discontinued	$-	$0.03	$-	$0.06

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Consolidated Balance Sheets

	December 31,	June 30,
	2019	2019
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$50,719	$46,065
Restricted cash	84,360	75,446
Accounts receivable, net of allowance of - Dec: $744; Jun: $1,241 and other receivables	68,565	72,494
Finance loans receivable, net of allowance of - Dec: $8,710; Jun: $9,291	29,117	30,631
Inventory	21,196	7,535
Total current assets before settlement assets	253,957	232,171
Settlement assets	55,401	63,479
Total current assets	309,358	295,650
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - Dec: $121,584; Jun: $129,185	16,450	18,554
OPERATING LEASE RIGHT-OF-USE	7,838	-
EQUITY-ACCOUNTED INVESTMENTS	155,627	151,116
GOODWILL	148,938	149,387
INTANGIBLE ASSETS, net of accumulated amortization of - Dec: $126,905; Jun: $127,100	8,043	11,889
DEFERRED INCOME TAXES	2,112	2,151
OTHER LONG-TERM ASSETS, including reinsurance assets	41,144	44,189
TOTAL ASSETS	689,510	672,936

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	84,360	75,446
Short-term credit facilities	13,906	9,544
Accounts payable	14,211	17,005
Other payables	69,134	66,449
Operating lease right of use lease liability - current	3,534	-
Current portion of long-term borrowings	4,063	-
Income taxes payable	5,043	6,223
Total current liabilities before settlement obligations	194,251	174,667
Settlement obligations	55,402	63,479
Total current liabilities	249,653	238,146
DEFERRED INCOME TAXES	4,503	4,682
RIGHT-OF-USE OPERATING LEASE LIABILITY - LONG TERM	4,499	-
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,623	3,007
TOTAL LIABILITIES	261,278	245,835
COMMITMENTS AND CONTINGENCIES	-	-
REDEEMABLE COMMON STOCK	107,672	107,672

EQUITY
NET1 EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: Dec: $56,568,425; Jun: $56,568,425	80	80

PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: Dec: -; Jun: -	-	-
ADDITIONAL PAID-IN-CAPITAL	277,891	276,997
TREASURY SHARES, AT COST: Dec: $-24,891,292; Jun: $-24,891,292	(286,951)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(194,439)	(199,273)
RETAINED EARNINGS	523,979	528,576
TOTAL NET1 EQUITY	320,560	319,429
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	320,560	319,429

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$689,510	$672,936

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended		Six months ended
	December 31,		December 31,
	2019	2018	2019	2018
	(In thousands)		(In thousands)

Cash flows from operating activities
Net loss	$(205)	$(60,969)	$(4,597)	$(66,073)
Depreciation and amortization	4,381	9,853	9,146	20,647
Impairment loss	-	8,191	-	8,191
Movement in allowance for doubtful accounts receivable	(429)	21,368	83	23,958
(Earnings) loss from equity-accounted investments	(506)	1,247	(1,569)	(126)
Movement in allowance for doubtful loans	620	-	620	-
Interest on Cedar Cellular note	-	(1,216)	-	(1,372)
Impairment of Cedar Cellular note	-	2,732	-	2,732
Change in fair value of equity securities	-	15,836	-	15,836
Fair value adjustment related to financial liabilities	147	83	234	1
Interest payable	526	131	1,158	241
Facility fee amortized	-	68	-	155
Gain on disposal of FIHRST	(9,743)	-	(9,743)	-
Profit on disposal of property, plant and equipment	(49)	(139)	(203)	(266)
Stock-based compensation charge	436	598	823	1,185
Dividends received from equity accounted investments	380	454	1,448	454
Decrease in accounts receivable, pre-funded social welfare grants receivable and finance loans receivable	8,767	18,753	3,101	28,755
(Increase) Decrease in inventory	(682)	(24)	(12,995)	2,161
Increase (Decrease) in accounts payable and other payables	3,132	(11,759)	(264)	(19,535)
(Decrease) increase in taxes payable	(2,244)	(7,007)	(956)	1,347
Decrease in deferred taxes	(117)	(3,436)	(205)	(7,070)
Net cash provided by (used in) operating activities	4,414	(5,236)	(13,919)	11,221

Cash flows from investing activities
Capital expenditures	(827)	(2,547)	(3,451)	(5,665)
Proceeds from disposal of property, plant and equipment	90	212	303	486
Proceeds from disposal of FIHRST	10,895	-	10,895	-
Investment in equity-accounted investments	-	(2,500)	(1,250)	(2,500)
Loan to equity-accounted investment	(612)	-	(612)	-
Repayment of loans by equity-accounted investments	-	-	4,268	-
Acquisition of intangible assets	-	(1,384)	-	(1,384)
Investment in MobiKwik	-	(1,056)	-	(1,056)
Return on investment	-	-	-	284
Net change in settlement assets	3,371	2,031	(10,138)	77,962
Net cash provided by (used in) investing activities	12,917	(5,244)	15	68,127

Cash flows from financing activities
Proceeds from bank overdraft	207,876	221,582	391,550	306,237
Repayment of bank overdraft	(193,725)	(245,726)	(378,554)	(245,726)
Long-term borrowings utilized	-	3,203	14,798	11,004
Repayment of long-term borrowings	(11,313)	(13,551)	(11,313)	(23,811)
Guarantee fee	-	(258)	(148)	(394)
Finance lease capital repayments	(26)	-	(52)	-
Dividends paid to non-controlling interest	-	(1,208)	-	(2,937)
Net change in settlement obligations	(3,371)	(2,031)	10,138	(77,962)
Net cash (used in) provided by financing activities	(559)	(37,989)	26,419	(33,589)

Effect of exchange rate changes on cash	7,508	(1,823)	1,053	(2,772)
Net increase (decrease) in cash and cash equivalents	24,280	(50,292)	13,568	42,987
Cash and cash equivalents - beginning of period	110,799	183,333	121,511	90,054
Cash and cash equivalents - end of period(1)	$135,079	$133,041	$135,079	$133,041

(1) Cash, cash equivalents and restricted cash as of December 31, 2019, includes restricted cash of approximately $84.4 million related to cash withdrawn from the Company's various debt facilities to fund ATMs. This cash may only be used to fund ATMs and is considered restricted as to use and therefore is classified as restricted cash.

Net 1 UEPS Technologies, Inc.

Attachment A

Operating segment revenue, operating (loss) income and operating (loss) margin:

Three months ended December 31, 2019 and 2018 and September 30, 2019

				Change - actual		Change - constant exchange rate (1)
Key segmental data, in '000, except margins	Q2 '20	Q2 '19	Q1 '20	Q2 '20 vs Q2 '19	Q2 '20 vs Q1 '20	Q2 '20 vs Q2 '19	Q2 '20 vs Q1 '20
Revenue:
South African transaction processing	$20,350	$21,970	$19,399	(7%)	5%	(6%)	4%
International transaction processing	34,363	38,124	34,017	(10%)	1%	(8%)	(0%)
Financial inclusion and applied technologies	21,986	38,755	30,145	(43%)	(27%)	(42%)	(28%)
Continuing	21,986	19,047	30,145	15%	(27%)	18%	(28%)
Discontinued	-	19,708	-	nm	nm	nm	nm
Subtotal: Operating segments	76,699	98,849	83,561	(22%)	(8%)	(21%)	(9%)
Intersegment eliminations	(2,619)	(1,699)	(2,805)	54%	(7%)	57%	(8%)
Consolidated revenue	74,080	97,150	80,756	(24%)	(8%)	(22%)	(9%)
Continuing	74,080	77,442	80,756	(4%)	(8%)	(2%)	(9%)
Discontinued	$-	$19,708	$-	nm	nm	nm	nm

Operating (loss) income:
South African transaction processing	$(2,981)	$(11,830)	$(3,385)	(75%)	(12%)	(74%)	(13%)
International transaction processing	2,811	(4,043)	3,790	nm	(26%)	nm	(27%)
Financial inclusion and applied technologies	(878)	(18,538)	1,501	(95%)	nm	(95%)	nm
Continuing	(878)	(26,967)	1,501	(97%)	nm	(97%)	nm
Discontinued	-	8,429	-	nm	nm	nm	nm
Subtotal: Operating segments	(1,048)	(34,411)	1,906	(97%)	nm	(97%)	nm
Corporate/Eliminations	(5,806)	(8,664)	(4,640)	(33%)	25%	(32%)	24%
Continuing	(5,806)	(6,061)	(4,640)	(4%)	25%	(2%)	24%
Discontinued	-	(2,603)	-	nm	nm	nm	nm
Consolidated operating (loss) income	(6,854)	(43,075)	(2,734)	(84%)	151%	(84%)	148%
Continuing	(6,854)	(48,901)	(2,734)	(86%)	151%	(86%)	148%
Discontinued	$-	$5,826	$-	nm	nm	nm	nm

Operating (loss) income margin (%)
South African transaction processing	(14.6%)	(53.8%)	(17.4%)
International transaction processing	8.2%	(10.6%)	11.1%
Financial inclusion and applied technologies	(4.0%)	(47.8%)	5.0%
Continuing	(4.0%)	(141.6%)	5.0%
Discontinued	nm	42.8%	nm
Consolidated operating margin	(9.3%)	(44.3%)	(3.4%)
Continuing	(9.3%)	(63.1%)	(3.4%)
Discontinued	nm	29.6%	nm

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q2 2020 also prevailed during Q2 2019 and Q1 2020.

Six months ended December 31, 2019 and 2018

			Change - actual	Change - constant exchange rate(1)
Key segmental data, in '000, except margins	F2020	F2019	F2020 vs F2019	F2020 vs F2019
Revenue:
South African transaction processing	$39,749	$59,719	(33%)	(33%)
International transaction processing	68,380	77,511	(12%)	(11%)
Financial inclusion and applied technologies	52,131	91,961	(43%)	(43%)
Continuing	52,131	53,466	(2%)	(2%)
Discontinued	-	38,495	nm	nm
Subtotal: Operating segments	160,260	229,191	(30%)	(30%)
Intersegment eliminations	(5,424)	(6,157)	(12%)	(12%)
Consolidated revenue	154,836	223,034	(31%)	(30%)
Continuing	154,836	184,539	(16%)	(16%)
Discontinued	$-	$38,495	nm	nm

Operating (loss) income:
South African transaction processing	$(6,366)	$(15,343)	(59%)	(58%)
International transaction processing	6,601	(1,281)	nm	nm
Financial inclusion and applied technologies	623	(7,236)	nm	nm
Continuing	623	(23,497)	nm	nm
Discontinued	-	16,261	nm	nm
Subtotal: Operating segments	858	(23,860)	nm	nm
Corporate/Eliminations	(10,446)	(18,319)	(43%)	(43%)
Continuing	(10,446)	(13,066)	(20%)	(20%)
Discontinued	-	(5,253)	nm	nm
Consolidated operating (loss) income	(9,588)	(42,179)	(77%)	(77%)
Continuing	(9,588)	(53,187)	(82%)	(82%)
Discontinued	$-	$11,008	nm	nm

Operating (loss) income margin (%)
South African transaction processing	(16.0%)	(25.7%)
International transaction processing	9.7%	(1.7%)
Financial inclusion and applied technologies	1.2%	(7.9%)
Continuing	1.2%	(43.9%)
Discontinued	nm	42.2%
Consolidated operating margin	(6.2%)	(18.9%)
Continuing	(6.2%)	(28.8%)
Discontinued	nm	28.6%

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during fiscal 2020 also prevailed during fiscal 2019.

Earnings from equity-accounted investments:

The table below presents the relative earnings (loss) from our equity-accounted investments:

	Q2 2020	Q2 2019	% change	F2020	F2019	% change
DNI(1)	$380	$-	nm	$1,108	$-	nm
Share of net income	1,650	-	nm	3,113	-	nm
Amortization of intangible assets, net of deferred tax	(465)	-	nm	(931)	-	nm
Impairment	(805)	-	nm	(1,074)	-	nm
Bank Frick	494	(1,217)	nm	469	(1,805)	nm
Share of net income	636	402	58%	755	564	34%
Amortization of intangible assets, net of deferred tax	(142)	(141)	1%	(286)	(285)	0%
Other	-	(1,478)	nm	-	(2,084)	nm
Finbond	-	-	nm	491	1,875	(74%)
Other	(368)	(74)	397%	(499)	114	nm
Earnings (Loss) from equity-accounted investments	$506	$(1,291)	nm	$1,569	$184	753%

(1) DNI was included as an equity-accounted investment from August 1, 2017 until June 30, 2018, the date upon which we obtained control and commenced consolidation of DNI, and then again from March 31, 2019. While DNI was consolidated it was included in our Financial inclusion and applied technologies operating segment from the acquisition date.

Net 1 UEPS Technologies, Inc.

Attachment B

Reconciliation of GAAP operating (loss) income to (negative) EBITDA and adjusted (negative) EBITDA:

Three and six months ended December 31, 2019 and 2018

	Three months ended December 31,		Six months ended December 31,
	2019	2018	2019	2018
Operating loss - GAAP	(6,854)	(48,901)	(9,588)	(53,187)

Depreciation and amortization	4,381	7,191	9,146	15,048
Impairment loss	-	8,191	-	8,191
Negative EBITDA	(2,473)	(33,519)	(442)	(29,948)
Transaction costs	1,770	300	2,576	1,850
Adjusted (negative) EBITDA	(703)	(33,219)	2,134	(28,098)

Reconciliation of GAAP net (loss) income and (loss) earnings per share, basic, to fundamental net (loss) income and (loss) earnings per share, basic:

Three months ended December 31, 2019 and 2018

	Net Income (USD '000)		(L) EPS, basic (USD)		Net Income (ZAR '000)		(L)EPS, basic (ZAR)
	2019	2018	2019	2018	2019	2018	2019	2018
GAAP	(205)	(63,941)	(0.00)	(1.13)	(2,993)	(915,866)	(0.05)	(16.11)

Gain on disposal of FIHRST	(9,743)	-			(142,269)	-
Intangible asset amortization, net	1,437	4,510			20,972	64,609
Stock-based compensation charge	436	598			6,367	8,566
Transaction costs	1,770	300			25,846	4,297
Intangible asset amortization, net related to equity accounted investments	607	141			8,864	2,020
Impairment loss	-	8,191			-	117,325
Intangible asset amortization, net related to non-controlling interest	-	(909)			-	(13,020)
Facility fees for debt	-	68			-	974
Fundamental	(5,698)	(51,042)	(0.10)	(0.90)	(83,213)	(731,095)	(1.47)	(12.86)

Six months ended December 31, 2019 and 2018

	Net Income (USD '000)		(L) EPS, basic (USD)		Net Income (ZAR '000)		(L)EPS, basic (ZAR)
	2019	2018	2019	2018	2019	2018	2019	2018
GAAP	(4,597)	(69,140)	(0.08)	(1.22)	(66,206)	(991,314)	(1.17)	(17.46)

Gain on disposal of FIHRST	(9,743)	-			(140,322)	-
Intangible asset amortization, net	2,838	9,060			40,863	129,886
Stock-based compensation charge	823	1,185			11,853	16,990
Transaction costs	2,576	1,850			37,100	26,525
Intangible asset amortization, net related to equity accounted investments	1,217	285			17,528	4,086
Impairment loss	-	8,191			-	117,441
Intangible asset amortization, net related to non-controlling interest	-	(1,815)			-	(26,023)
Facility fees for debt	-	155			-	2,222
Fundamental	(6,886)	(50,229)	(0.12)	(0.88)	(99,184)	(720,187)	(1.75)	(12.68)

Net 1 UEPS Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended December 31, 2019 and 2018

	2019	2018

Net loss (USD'000)	(205)	(63,941)
Adjustments:
Gain on disposal of FIHRST	(9,743)	-
Impairment loss	-	8,191
Profit on sale of property, plant and equipment	(49)	(139)
Tax effects on above	14	39

Net loss used to calculate headline loss (USD'000)	(9,983)	(55,850)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	56,568	56,834

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	56,568	56,855

Headline loss per share:
Basic, in USD	(0.18)	(0.98)
Diluted, in USD	(0.18)	(0.98)

Six months ended December 31, 2019 and 2018

	2019	2018

Net loss (USD'000)	(4,597)	(69,140)
Adjustments:
Gain on disposal of FIHRST	(9,743)	-
Impairment loss	-	8,191
Profit on sale of property, plant and equipment	(203)	(266)
Tax effects on above	57	74

Net loss used to calculate headline loss (USD'000)	(14,486)	(61,141)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	56,568	56,778

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	56,568	56,814

Headline loss per share:
Basic, in USD	(0.26)	(1.08)
Diluted, in USD	(0.26)	(1.08)

Calculation of the denominator for headline diluted loss per share

	Q2 2020	Q2 2019	F2020	F2019

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	56,568	56,834	56,568	56,778
Effect of dilutive securities under GAAP	-	21	-	36
Denominator for headline diluted (loss) earnings per share	56,568	56,855	56,568	56,814

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.